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                                  EXHIBIT 99.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of The Bon-Ton Stores, Inc. on Form 10-Q for the period ending May 3, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

         DATE: June 16, 2003                By: /s/ Tim Grumbacher
                                                --------------------------
                                                Tim Grumbacher
                                                Chairman of the Board and
                                                Chief Executive Officer

                                            By: /s/ James H. Baireuther
                                                ------------------------------
                                                James H. Baireuther
                                                Vice Chairman, Chief
                                                Administrative Officer and
                                                Chief Financial Officer

A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.